Exhibit 25.1

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
PURSUANT TO SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 S. Flower Street
2nd Floor
Los Angeles, California	90017-4104
(Address of principal executive offices)	(Zip code)

The Bank of New York Trust Company, N.A.
100 Ashford Center North, Suite 520
Atlanta, GA 30338
Attn: Karen Kelly
(770) 698-5108
(Name, address, and telephone number of agent for service)

AMVESCAP
(Exact name of obligor as specified in its charter)

Delaware	62-1721435
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

One Midtown Plaza
1360 Peachtree Street, N.E.
Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip code)

Debt Securities
(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address

Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	Atlanta, Georgia 30309

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).
1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Atlanta, and State of Georgia, on the 2nd day of April, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ Karen Kelly

Name:	Karen Kelly
Title:	Vice President

REPORT OF CONDITION

Consolidating domestic subsidiaries of
THE BANK OF NEW YORK TRUST COMPANY, NA
in the state of CA at close of business on December 31, 2006 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

	Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		10,020

Interest-bearing balances		0

Securities:
Held-to-maturity securities		56

Available-for-sale securities		64,801

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		49,900

Securities purchased under agreements to resell		40,000

Loans and lease financing receivables:
Loans and leases held for sale		0

Loans and leases, net of unearned income	0

LESS: Allowance for loan and lease losses	0

Loans and leases, net of unearned income and allowance		0

Trading Assets		0

Premises and fixed assets (including capitalized leases)		5,051

Other real estate owned		0

Investments in unconsolidated subsidiaries and associated companies		0

Intangible assets:
Goodwill		889,415

Other intangible assets		277,086

Other assets		113,348

Total assets		1,449,677

REPORT OF CONDITION (Continued)
LIABILITIES

	Dollar Amounts in Thousands
Deposits:
In domestic offices		2,517

Noninterest-bearing	2,517

Interest-bearing	0

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0

Securities sold under agreements to repurchase		0

Trading liabilities		0

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		58,000

Subordinated notes and debentures		0

Other liabilities		127,233

Total liabilities		187,750

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0

Common stock		1,000

Surplus (exclude all surplus related to preferred stock)		1,121,520

Retained earnings		139,524

Accumulated other comprehensive income		(117)

Other equity capital components		0

Total equity capital		1,261,927

Total liabilities, minority interest, and equity capital		1,449,677

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.
I, Karen Bayz, Vice President

( Name, Title )
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Director #1	Michael K. Klugman, President

Director #2	Frank Sulzberger, MD

Director #3	Michael McFadden, MD